Exhibit 99.1

FOR IMMEDIATE RELEASE

Tower Signs a Memorandum of Understanding to Sell its European Operations at an Accretive Value

LIVONIA, Mich., Nov. 20, 2018 – Tower International, Inc. [NYSE: TOWR], a leading global manufacturer of engineered automotive structural metal components and assemblies, today announced it has signed a Memorandum of Understanding relating to the sale of all of its European Operations to Financière SNOP Dunois S.A.“FSD”, a privately owned French automotive supplier.

Tower’s European Operations include manufacturing facilities in Belgium, Czech Republic, Germany, Italy, Poland and Slovakia and offices in Germany and Italy. Financial results for full year 2018 are projected at revenue of $650 million and Adjusted EBITDA of $55 million. Before fees and other customary adjustments, the anticipated sale price represent an Enterprise Value of €255 million ($298 million at $1.17/Euro) representing an enterprise multiple of 5.4 times Adjusted EBITDA. This transaction multiple is significantly higher than the present multiple for Tower’s common stock, which Tower estimates was approximately 4.5 times based on yesterday’s closing price.

“This accretive transaction with FSD allows Tower to focus on a North American business with strong organic growth, profit margins and cash flow. It further strengthens Tower’s balance sheet and enhances Tower’s financial flexibility and accelerates Tower’s ability to invest in additional accretive growth, reduce leverage and/or return capital to Tower shareholders,” said CEO Jim Gouin.  “FSD and Tower Europe’s operations are very complementary from a customer as well as geographic footprint. This combination will allow Tower’s assets and colleagues to be better utilized as part of this Pan-European entity.”

The memorandum of understanding signed by the parties together with an unsigned stock purchase agreement, would be the basis on which the parties pursue the signing of a definitive agreement in the next few weeks, once works council consultation has taken place.  Completion of the divestiture is expected to take place during the first quarter of 2019 and is subject to approval of the applicable antitrust authorities and other customary conditions. Tower expects to recognize a book loss of approximately $60 million related to the sale of the European operations. This one-time charge will include the reclassification of currency translation into earnings, other fair value adjustments and selling costs.

For this transaction, Rothschild & Co. served as Tower’s M&A advisor, Freshfields Bruckhaus Deringer LLP was Tower’s legal advisor, and De Brauw Blackstone Westbroek advised Tower on country specific legal matters. Tower also received advisory services from J.P. Morgan Securities LLC.

Tower to Host Conference Call Today at 2 p.m. EST

Tower will discuss this transaction and other related matters in a conference call at 2 p.m. EST today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company’s website or by telephone. The slide presentation and webcast can be accessed via the investor relations portion of Tower’s website www.towerinternational.com. To dial into the conference call, domestic callers should dial (866) 393-4576, international callers should dial (706) 679-1462. An audio recording of the call will be available approximately two hours after the completion of the call. To access this recording, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and reference Conference I.D. #1976027. A webcast replay will also be available and may be accessed via Tower’s website.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “Adjusted EBITDA”, “Adjusted EBITDA Margin”, “Free Cash Flow”, and “Net Debt.”  We define Adjusted EBITDA as net income / (loss) before interest, taxes, depreciation, amortization, restructuring items and other adjustments described in the reconciliations provided in this presentation.  Adjusted EBITDA margin represents Adjusted EBITDA divided by revenues. Free Cash Flow is defined as cash provided by operating activities less cash disbursed for purchases of property, plant and equipment.  Net Debt represents total debt less cash and cash equivalents. We use Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, and Net Debt as supplements to information provided in accordance with generally accepted accounting principles (“GAAP”) in evaluating our business and they are included in this presentation because they are principal factors upon which our management assesses performance.  The non-GAAP measures presented above are not measures of performance under GAAP.  These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies in our industry; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding mark to market adjustments of financial instruments, fair value adjustments to our pension plan, potential gain or loss on our discontinued operations, potential restructuring expenses, and expenses related to our long-term incentive compensation programs in any future period, a quantitative reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors. The magnitude of these items, however, may be significant.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the completion of the pending transactions in this presentation, the consequences of that transaction, projected enterprise value, anticipated stock valuation, positioning, projected truck revenues and the outlook for revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, net new business, net debt and leverage. The forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this presentation and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors, as well as risk factors described in our reports filed with the SEC, could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	global automobile production volumes;
•	the financial condition of our customers and suppliers;
•	our ability to make scheduled payments of principal or interest on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;
•	our ability to refinance our indebtedness;
•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions;
•	any increase in the expense and funding requirements of our pension and other postretirement benefits;
•	our customers’ ability to obtain equity and debt financing for their businesses;
•	our dependence on our largest customers;
•	pricing pressure from our customers;
•	changes to U.S. trade and tariff policies and the reaction of other countries thereto;
•	work stoppages or other labor issues affecting us or our customers or suppliers;
•	our ability to integrate acquired businesses;
•	our ability to take advantage of emerging secular trends,
•	risks associated with business divestitures;
•	costs or liabilities relating to environmental and safety regulations;
•	our ability to close the pending transaction in accordance with anticipated terms; and
•	regulatory and other conditions that must be satisfied or, in certain circumstances, waived in order to consummate the pending transaction.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerinternational.com